Exhibit 99.1

MFA

FINANCIAL, INC.

One Vanderbilt Ave.

New York, New York 10017

PRESS RELEASE		FOR IMMEDIATE RELEASE

May 6, 2025		NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	H/Advisors Abernathy
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces First Quarter 2025 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the first quarter ended March 31, 2025:

•	MFA generated GAAP net income to common stockholders and participating securities for the first quarter of $33.0 million, or $0.32 per basic and $0.31 per diluted common share.

•	Distributable earnings, a non-GAAP financial measure, were $30.6 million, or $0.29 per basic common share. MFA paid an increased regular cash dividend of $0.36 per common share on April 30, 2025.

•	GAAP book value at March 31, 2025 was $13.28 per common share. Economic book value, a non-GAAP financial measure, was $13.84 per common share.

•	Total economic return was 1.9% for the first quarter.

•	MFA closed the quarter with unrestricted cash of $253.7 million.

“We are pleased to report a 1.9% total economic return for the opening quarter of 2025,” said Craig Knutson, MFA’s Chief Executive Officer. “Our recent dividend increase reflects our confidence in the earnings power of our $10.7 billion investment portfolio. During the quarter, we were able to source $875 million of residential loans and securities in our target asset classes. This included $383 million of Non-QM loans at an average coupon of 7.8% and average LTV of 65%. Lima One originated $213 million of new business purpose loans and is poised for growth with the addition of several key hires. We grew our Agency MBS position to $1.6 billion as spreads remain historically wide. We also issued our 17th Non-QM securitization during the quarter and sold $70 million of newly-originated SFR loans at attractive levels.”

“Despite the market volatility since quarter-end, we believe we are well-situated to take advantage of opportunities that may arise in 2025 and beyond,” added Mr. Knutson.

Q1 2025 Portfolio Activity

•	Non-QM loan acquisitions totaled $383.4 million, bringing MFA’s Non-QM portfolio to $4.5 billion at March 31, 2025.

•	Lima One funded $122.3 million of new business purpose loans with a maximum loan amount of $212.8 million. Further, $101.2 million of draws were funded on previously originated Transitional loans. Lima One generated $5.4 million of mortgage banking income.

•	MFA added $267.6 million of Agency MBS during the quarter, bringing its Agency MBS portfolio to $1.6 billion.

•	Portfolio runoff was $645.0 million. Asset dispositions included $69.7 million of newly-originated SFR loans. MFA also sold 94 REO properties in the first quarter for aggregate proceeds of $24.2 million.

•	60+ day delinquencies (measured as a percentage of UPB) for MFA’s residential loan portfolio were unchanged at 7.5%.

•	MFA completed one loan securitization during the quarter, collateralized by $305.0 million of Non-QM loans, bringing its total securitized debt to approximately $5.9 billion.

•	MFA added $602.1 million of interest rate swaps and $550.0 million of swaps matured, bringing its swap position to a notional amount of $3.4 billion. At March 31, 2025, these swaps had a weighted average fixed pay interest rate of 2.66% and a weighted average variable receive interest rate of 4.41%.

•	MFA estimates the net effective duration of its investment portfolio at March 31, 2025 declined to 0.96 from 1.02 at December 31, 2024.

•	MFA’s Debt/Net Equity Ratio was 5.1x while recourse leverage was 1.8x at March 31, 2025.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Tuesday, May 6, 2025, at 11:00 a.m. (Eastern Time) to discuss its first quarter 2025 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed $4.9 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following table presents MFA’s asset allocation as of March 31, 2025, and the first quarter 2025 yield on average interest-earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At March 31, 2025	Business purpose loans (1)	Non-QM loans	Legacy RPL/NPL loans	Securities, at fair value	Other, net (2)	Total
(Dollars in Millions)
Asset Amount	$3,137	$4,539	$1,055	$1,790	$716	$11,237
Receivable/(Payable) for Unsettled Transactions	—	—	—	(31)	—	(31)
Financing Agreements with Non-mark-to-market Collateral Provisions	(417)	—	—	—	—	(417)
Financing Agreements with Mark-to-market Collateral Provisions	(583)	(650)	(50)	(1,544)	(66)	(2,893)
Securitized Debt	(1,613)	(3,358)	(900)	—	(3)	(5,874)
Senior Notes	—	—	—	—	(184)	(184)
Net Equity Allocated	$524	$531	$105	$215	$463	$1,838
Debt/Net Equity Ratio (3)	5.0	x	7.5	x	9.0	x	7.3	x	5.1	x

For the Quarter Ended March 31, 2025
Yield on Average Interest Earning Assets (4)	8.09%	5.78%	7.01%	6.07%	6.52%
Less Average Cost of Funds (5)	(5.70)	(4.31)	(3.93)	(3.50)	(4.68)
Net Interest Rate Spread	2.39%	1.47%	3.08%	2.57%	1.84%

(1)	Includes $1.0 billion of Single-family transitional loans, $0.8 billion of Multifamily transitional loans and $1.3 billion of Single-family rental loans.

(2)	Includes $253.7 million of cash and cash equivalents, $219.6 million of restricted cash, $53.1 million of Other loans and $17.5 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.

(3)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.

(4)	Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset. At March 31, 2025, the amortized cost of our Securities, at fair value, was $1.8 billion. In addition, the yield for residential whole loans was 6.76%, net of one basis point of servicing fee expense incurred during the quarter. For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.

(5)	Average cost of funds includes interest on financing agreements, 8.875% Senior Notes, 9.00% Senior Notes, and securitized debt. Cost of funding also includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our interest rate swap agreements (or Swaps). While we have not elected hedge accounting treatment for Swaps and accordingly net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended March 31, 2025, this decreased the overall funding cost by 66 basis points for our overall portfolio, 60 basis points for our Residential whole loans, 45 basis points for our Business purpose loans, 77 basis points for our Non-QM loans, and 31 basis points for our Legacy RPL/NPL loans, and 108 basis points for our Securities, at fair value.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended March 31, 2025:

Table 2 - Investment Portfolio Activity Q1 2025

(In Millions)	December 31, 2024	Runoff (1)	Acquisitions & Originations (2)	Other (3)	March 31, 2025	Change
Residential whole loans and REO	$8,942	$(613)	$607	$(21)	$8,915	$(27)
Securities, at fair value	1,538	(32)	268	16	1,790	252
Totals	$10,480	$(645)	$875	$(5)	$10,705	$225

(1)	Primarily includes principal repayments and sales of REO.

(2)	Includes draws on previously originated Transitional loans.

(3)	Primarily includes sales, changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans:

Table 3 - Portfolio Composition/Residential Whole Loans

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	March 31, 2025	December 31, 2024	March 31, 2025	December 31, 2024	March 31, 2025	December 31, 2024
Business purpose loans:
Single-family transitional loans (1)	$15,593	$22,430	$975,425	$1,078,425	$991,018	$1,100,855
Multifamily transitional loans	—	—	835,049	938,926	835,049	938,926
Single-family rental loans	104,123	108,203	1,208,870	1,248,197	1,312,993	1,356,400
Total Business purpose loans	$119,716	$130,633	$3,019,344	$3,265,548	$3,139,060	$3,396,181
Non-QM loans	695,523	722,392	3,845,030	3,568,694	4,540,553	4,291,086
Legacy RPL/NPL loans	447,246	457,654	614,556	624,895	1,061,802	1,082,549
Other loans	—	—	53,137	52,073	53,137	52,073
Allowance for Credit Losses	(10,194)	(10,665)	—	—	(10,194)	(10,665)
Total Residential whole loans	$1,252,291	$1,300,014	$7,532,067	$7,511,210	$8,784,358	$8,811,224
Number of loans	5,430	5,582	18,586	18,588	24,016	24,170

(1)	Includes $397.7 million and $442.4 million of loans collateralized by new construction projects at origination as of March 31, 2025 and December 31, 2024, respectively.

Table 4 - Yields and Average Balances/Residential Whole Loans

	For the Three-Month Period Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Business purpose loans:
Single-family transitional loans	$25,818	$1,056,813	9.77%	$26,733	$1,125,631	9.50%	$28,018	$1,239,558	9.04%
Multifamily transitional loans	19,954	920,372	8.67%	20,474	1,040,093	7.87%	25,198	1,209,393	8.33%
Single-family rental loans	22,397	1,395,001	6.42%	23,124	1,474,552	6.27%	27,102	1,746,058	6.21%
Total business purpose loans	$68,169	$3,372,186	8.09%	$70,331	$3,640,276	7.73%	$80,318	$4,195,009	7.66%
Non-QM loans	65,264	4,516,610	5.78%	62,885	4,464,657	5.63%	55,861	4,149,257	5.39%
Legacy RPL/NPL loans	17,379	991,086	7.01%	19,085	1,014,917	7.52%	20,969	1,100,553	7.62%
Other loans	498	65,130	3.06%	467	66,186	2.82%	517	68,490	3.02%
Total Residential whole loans	$151,310	$8,945,012	6.77%	$152,768	$9,186,036	6.65%	$157,665	$9,513,309	6.63%

Table 5 - Net Interest Spread/Residential Whole Loans

	For the Three-Month Period Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Business Purpose Loans
Net Yield (1)	8.09%	7.73%	7.66%
Cost of Funding (2)	5.70%	5.59%	5.67%
Net Interest Spread	2.39%	2.14%	1.99%

Non-QM Loans
Net Yield (1)	5.78%	5.63%	5.39%
Cost of Funding (2)	4.31%	3.76%	3.44%
Net Interest Spread	1.47%	1.87%	1.95%

Legacy RPL/NPL Loans
Net Yield (1)	7.01%	7.52%	7.62%
Cost of Funding (2)	3.93%	4.04%	3.44%
Net Interest Spread	3.08%	3.48%	4.18%

Total Residential Whole Loans
Net Yield (1)	6.77%	6.65%	6.63%
Cost of Funding (2)	4.76%	4.50%	4.43%
Net Interest Spread	2.01%	2.15%	2.20%

(1)	Reflects annualized interest income on Residential whole loans divided by average amortized cost of Residential whole loans. Excludes servicing costs.

(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt. Cost of funding shown in the table above includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended March 31, 2025, this decreased the overall funding cost by 60 basis points for our Residential whole loans, 45 basis points for our Business purpose loans, 77 basis points for our Non-QM loans, and 31 basis points for our Legacy RPL/NPL loans. For the quarter ended December 31, 2024, this decreased the overall funding cost by 101 basis points for our Residential whole loans, 80 basis points for our Business purpose loans, 136 basis points for our Non-QM loans, and 19 basis points for our Legacy RPL/NPL loans. For the quarter ended March 31, 2024, this decreased the overall funding cost by 132 basis points for our Residential whole loans, 99 basis points for our Business purpose loans, 168 basis points for our Non-QM loans, and 107 basis points for our Legacy RPL/NPL loans.

Table 6 - Credit-related Metrics/Residential Whole Loans

March 31, 2025

					Weighted			Aging by UPB
			Unpaid	Weighted	Average	Weighted	Weighted		Past Due Days
(Dollars) In Thousands	Asset Amount	Fair Value	Principal Balance (“UPB”)	Average Coupon (1)	Term to Maturity (Months)	Average LTV Ratio (2)	Average Original FICO (3)	Current	30-59	60-89	90+	60+ DQ %	60+ LTV (4)
Business purpose loans:
Single-family transitional (4)	$990,153	$990,158	$1,006,280	10.43%	5	69%	749	$871,466	$17,161	$11,546	$106,107	11.7%	91%
Multifamily transitional (4)	835,049	835,049	875,125	9.53%	5	65%	750	775,895	21,128	10,448	67,654	8.9%	80%
Single-family rental	1,312,013	1,313,854	1,355,621	6.35%	318	68%	739	1,281,803	19,248	5,376	49,194	4.0%	99%
Total business purpose loans	$3,137,215	$3,139,061	$3,237,026	8.48%		67%		$2,929,164	$57,537	$27,370	$222,955	7.7%
Non-QM loans	4,538,626	4,513,712	4,607,963	6.59%	338	64%	736	4,296,899	133,178	54,605	123,281	3.9%	66%
Legacy RPL/NPL loans	1,055,380	1,072,144	1,196,206	5.14%	250	55%	647	802,461	136,363	41,766	215,616	21.5%	63%
Other loans	53,137	53,137	63,214	3.44%	317	64%	758	63,214	—	—	—	—%	—%
Residential whole loans, total or weighted average	$8,784,358	$8,778,054	$9,104,409	7.07%		64%		$8,091,738	$327,078	$123,741	$561,852	7.5%

(1)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.

(2)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. Excluded from the calculation of weighted average are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful.

(3)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.

(4)	For Single-family and Multifamily transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. At March 31, 2025, for certain Single-family and Multifamily Transitional loans totaling $468.4 million and $223.0 million, respectively, an after repaired valuation was not available. For these loans, the weighted average LTV is calculated based on the current unpaid principal balance and the as-is value of the collateral securing the related loan.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on our portfolio, including the impact of Swaps and securitized debt and other fixed rate debt, based on the assets in our investment portfolio as of March 31, 2025. All changes in value are measured as the percentage change from the projected portfolio value under the base interest rate scenario as of March 31, 2025.

Change in Interest Rates	Percentage Change in Portfolio Value	Percentage Change in Total Stockholders' Equity
+100 Basis Point Increase	(1.26)%	(8.02)%
+ 50 Basis Point Increase	(0.56)%	(3.53)%
Actual as of March 31, 2025	—%	—%
- 50 Basis Point Decrease	0.40%	2.57%
-100 Basis Point Decrease	0.66%	4.19%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	March 31, 2025	December 31, 2024
	(Unaudited)
Assets:
Residential whole loans, net ($7,532,067 and $7,511,210 held at fair value, respectively) (1)	$8,784,358	$8,811,224
Securities, at fair value	1,790,285	1,537,513
Cash and cash equivalents	253,713	338,931
Restricted cash	219,581	262,381
Other assets	471,569	459,555
Total Assets	$11,519,506	$11,409,604

Liabilities:
Financing agreements ($5,512,962 and $5,516,005 held at fair value, respectively)	$9,367,218	$9,155,461
Other liabilities	313,884	412,351
Total Liabilities	$9,681,102	$9,567,812

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 12,650 shares authorized; 11,000 shares issued and outstanding ($275,000 aggregate liquidation preference)	110	110
Common stock, $0.01 par value; 874,300 and 874,300 shares authorized; 102,653 and 102,083 shares issued and outstanding, respectively	1,027	1,021
Additional paid-in capital, in excess of par	3,712,924	3,711,046
Accumulated deficit	(1,883,953)	(1,879,941)
Accumulated other comprehensive income	8,216	9,476
Total Stockholders’ Equity	$1,838,404	$1,841,792
Total Liabilities and Stockholders’ Equity	$11,519,506	$11,409,604

(1)	Includes approximately $7.0 billion and $6.9 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at March 31, 2025 and December 31, 2024, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In Thousands, Except Per Share Amounts)	2025	2024
	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$151,310	$157,665
Securities, at fair value	24,670	12,992
Other interest-earning assets	398	1,163
Cash and cash equivalent investments	4,127	5,011
Interest Income	$180,505	$176,831

Interest Expense:
Asset-backed and other collateralized financing arrangements	$118,431	$123,442
Other interest expense	4,537	5,575
Interest Expense	$122,968	$129,017

Net Interest Income	$57,537	$47,814

Reversal/(Provision) for Credit Losses on Residential Whole Loans	$(145)	$460
Reversal/(Provision) for Credit Losses on Other Assets	—	(1,109)
Net Interest Income after Reversal/(Provision) for Credit Losses	$57,392	$47,165

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	$54,380	$(11,513)
Impairment and other net gain/(loss) on securities and other portfolio investments	21,179	(4,776)
Net gain/(loss) on real estate owned	(1,508)	991
Net gain/(loss) on derivatives used for risk management purposes	(31,055)	49,941
Net gain/(loss) on securitized debt measured at fair value through earnings	(21,931)	(22,462)
Lima One mortgage banking income	5,437	7,928
Net realized gain/(loss) on residential whole loans held at carrying value	(539)	418
Other, net	(1,451)	1,875
Other Income/(Loss), net	$24,512	$22,402

Operating and Other Expense:
Compensation and benefits	$23,257	$25,468
Other general and administrative expense	10,291	11,995
Loan servicing, financing and other related costs	7,252	7,042
Amortization of intangible assets	800	800
Operating and Other Expense	$41,600	$45,305

Income/(loss) before income taxes	$40,304	$24,262
Provision for/(benefit from) income taxes	$(872)	$1,049
Net Income/(Loss)	$41,176	$23,213
Less Preferred Stock Dividend Requirement	$8,219	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$32,957	$14,994

Basic Earnings/(Loss) per Common Share	$0.32	$0.14
Diluted Earnings/(Loss) per Common Share	$0.31	$0.14

Segment Reporting

At March 31, 2025, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured convertible senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(In Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended March 31, 2025
Interest Income	$112,767	$65,272	$2,466	$180,505
Interest Expense	77,361	41,070	4,537	122,968
Net Interest Income/(Expense)	$35,406	$24,202	$(2,071)	$57,537
Reversal/(Provision) for Credit Losses on Residential Whole Loans	(145)	—	—	(145)
Reversal/(Provision) for Credit Losses on Other Assets	—	—	—	—
Net Interest Income/(Expense) after Reversal/(Provision) for Credit Losses	$35,261	$24,202	$(2,071)	$57,392

Net gain/(loss) on residential whole loans measured at fair value through earnings	$48,663	$5,717	$—	$54,380
Impairment and other net gain/(loss) on securities and other portfolio investments	20,435	(9)	753	21,179
Net gain on real estate owned	69	(1,577)	—	(1,508)
Net gain/(loss) on derivatives used for risk management purposes	(25,562)	(5,493)	—	(31,055)
Net gain/(loss) on securitized debt measured at fair value through earnings	(17,149)	(4,782)	—	(21,931)
Lima One mortgage banking income	—	5,437	—	5,437
Net realized gain/(loss) on residential whole loans held at carrying value	(539)	—	—	(539)
Other, net	(745)	(1,996)	1,290	(1,451)
Other Income/(Loss), net	$25,172	$(2,703)	$2,043	$24,512

Compensation and benefits	$—	$9,793	$13,464	$23,257
Other general and administrative expense	8	4,376	5,907	10,291
Loan servicing, financing and other related costs	4,243	1,148	1,861	7,252
Amortization of intangible assets	—	800	—	800
Income/(loss) before income taxes	$56,182	$5,382	$(21,260)	$40,304
Provision for/(benefit from) income taxes	—	—	(872)	(872)
Net Income/(Loss)	$56,182	$5,382	$(20,388)	$41,176

Less Preferred Stock Dividend Requirement	$—	$—	$8,219	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$56,182	$5,382	$(28,607)	$32,957

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
March 31, 2025
Total Assets	$7,874,033	$3,332,561	$312,912	$11,519,506

December 31, 2024
Total Assets	$7,395,925	$3,632,472	$381,207	$11,409,604

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Realized gains and losses arising from loans sold to third-parties by Lima One shortly after the origination of such loans are included in Distributable earnings. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from Distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP Net income/(loss) used in the calculation of basic EPS	$32,751	$(2,396)	$39,870	$33,614	$14,827
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(54,380)	102,339	(143,416)	(16,430)	11,513
Securities held at fair value	(20,201)	26,273	(17,107)	4,026	4,776
Residential whole loans and securities at carrying value	305	—	(7,324)	(2,668)	(418)
Interest rate swaps	44,842	(46,632)	84,629	10,237	(23,182)
Securitized debt held at fair value	18,575	(47,267)	71,475	7,597	20,169
Other portfolio investments	(744)	(94)	1,503	1,484	—
Expense items:
Amortization of intangible assets	800	800	800	800	800
Equity based compensation	6,052	1,637	2,104	3,899	6,243
Securitization-related transaction costs	1,696	5,252	3,485	3,009	1,340
Depreciation	879	938	2,604	822	889
Total adjustments	(2,176)	43,246	(1,247)	12,776	22,130
Distributable earnings	$30,575	$40,850	$38,623	$46,390	$36,957

GAAP earnings/(loss) per basic common share	$0.32	$(0.02)	$0.38	$0.32	$0.14
Distributable earnings per basic common share	$0.29	$0.39	$0.37	$0.45	$0.36
Weighted average common shares for basic earnings per share	103,777	103,675	103,647	103,446	103,175

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP Total Stockholders’ Equity	$1,838.4	$1,841.8	$1,880.5	$1,883.2	$1,884.2
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,363.4	1,366.8	1,405.5	1,408.2	1,409.2
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	(6.3)	(15.3)	6.7	(26.8)	(35.4)
Fair value adjustment to Securitized debt, at carrying value	63.1	70.3	64.3	82.3	88.4
Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,420.2	$1,421.8	$1,476.5	$1,463.7	$1,462.2
GAAP book value per common share	$13.28	$13.39	$13.77	$13.80	$13.80
Economic book value per common share	$13.84	$13.93	$14.46	$14.34	$14.32
Number of shares of common stock outstanding	102.7	102.1	102.1	102.1	102.1

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends, including the current tensions in international trade, and the performance of the labor, housing, real estate, mortgage finance and broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business (including as a result of the current U.S. Presidential administration); MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.